Exhibit 10.1

AMENDMENT NO. 1 TO 8% SECURED DEBENTURE

This AMENDMENT NO. 1 TO 8% SECURED DEBENTURE (this “Amendment”) is made and entered into this 5th day of March, 2009 by and between China North East Petroleum Holdings Limited, a Nevada corporation (the “Company”), and Lotusbox Investments Limited, an entity organized under the laws of Singapore (“Lotusbox”).  Capitalized terms used herein but not defined herein shall have the meaning set forth for such terms in the Debenture.

WHEREAS, the Company issued a 8% Secured Debenture to Lotusbox on February 28, 2008 (the “Debenture”) pursuant to the Securities Purchase Agreement by and between the Company and Lotusbox on even date therewith.

WHEREAS, pursuant to Section 5(c) of the Debenture, Lotusbox is entitled to require that the Company pay any portion or all of the principal and accrued interest on the Debenture at anytime following 10 days’ written notice to the Company in the event that the Company fails to effect a listing on either the American Stock Exchange or NASDAQ for the Common Stock by the date which is 12 months after the Original Issue Date of the Debenture (the “Original Listing Deadline”).

WHEREAS, the Company does not expect to effect a listing on the American Stock Exchange or NASDAQ by the Original Listing Deadline.

WHEREAS, the Company and Lotusbox desire to amend the Debenture on the terms set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, covenants and agreements set forth below, the parties agree as follows:

1.           Extension of Company’s Listing Obligation.  Lotusbox hereby agrees to extend the Original Listing Deadline until August 30, 2010 (the “Revised Listing Deadline”) and agrees that until the date of the Revised Listing Deadline it will not enforce its rights to demand payment on any portion of the principal and accrued interest pursuant to Section 5(c) of the Debenture other than as set forth in Section 2 of this Amendment.  For the avoidance of doubt, the parties agree and acknowledge that all payments, fees and penalties set forth in the Debenture, other than those set forth in Section 2(a) and Section 5(c), shall remain in full force and effect.

2.           Revision of Schedule of Repayment.  Section 2(a) of the Debenture shall be restated in its entirety as follows:

  (a)           Principal Payment.  The principal amount of this Debenture shall be payable as follows:

Repayment Date	Repayment Amount

August 28, 2008	$750,000

March 28, 2009	$1,250,000

June 28, 2009	$1,250,000

September 28, 2009	$1,250,000

December 28, 2009	$1,250,000

March 28, 2010	$1,875,000

August 28, 2010	$2,500,000

February 28, 2011	$2,500,000

August 28, 2011	$1,500,000

February 28, 2012	$875,000

Total Principal Payment	$15,000,000

3.           Issuance of Warrants.  The Company shall issue to Lotusbox warrants to purchase: (a) 250,000 shares of Common Stock at a per share exercise price of $2.00, and (b) 250,000 shares of Common Stock at a per share exercise price of $2.35 (collectively, the “Warrants”).  The term of the Warrants shall be four years from the date of issuance.  The Warrants shall be substantially in the form attached hereto as Exhibit A.

4.           Delivery of Warrants.  The Company shall cause a copy of the Warrants to be delivered by facsimile to Lotusbox upon execution of this Amendment.  The originally executed Warrants shall be delivered by the Company to Lotusbox no later than seven days following the execution of this Amendment to:

Lotusbox Investments Limited
c/o 137, Telok Ayer Street
#04-04/05
Singapore 068602
Attn:  Diana The

2

5.           Representations and Warranties.  The Company hereby makes the following representations and warranties to Lotusbox:

(a) the representations and warranties of the Company set forth in Section 3.1 of the Purchase Agreement are true and correct in all respects as of the date of this Amendment, except as set forth on Exhibit B attached hereto;

(b) the Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by the Amendment and otherwise to carry out its obligations hereunder.  The execution and delivery of the Amendment by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, its board of directors or its stockholders in connection therewith; and

(c) the Warrants are duly authorized and, upon issuance, delivery and payment, will be legally binding obligations of the Company.  The shares of Common Stock issuable upon exercise of the Warrants have been duly and validly authorized and reserved for issuance and upon issuance, delivery and payment, will be validly issued, fully paid and non-assessable.

6.           Legal Fees.  The Company shall pay the legal fees incurred by Lotusbox in connection with the transactions contemplated hereby, which shall not exceed $5,000.

7.           Additional Event of Default.  It shall be an “Event of Default” pursuant to Section 7 of the Debenture if at any time after the second anniversary of the date hereof, there is no effective registration statement, or no current prospectus available for, the resale of the shares of Common Stock issuable upon exercise of the Warrants.  If such Event of Default occurs, the Company shall reimburse Lotusbox for all fees and expenses incurred by Lotusbox in connection with enforcing its rights and remedies under the Purchase Agreement and the Debenture and under applicable law.

8.           No Other Changes.  Except as amended hereby, all other terms of the Debenture shall remain unmodified and in full force and effect.

[SIGNATURE PAGE FOLLOWS]

3

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment on the day and year first above written.

China North East Petroleum Holdings Limited		Lotusbox Investments Limited

By:	/s/ Wang Hongjun	By:	/s/ Suresh Withana
	Wang Hongjun		Name: Suresh Withana
	Chairman and President		Title: Director

Exhibit A

Form of Warrant

Exhibit B

Representations and Warranties